Registration No. 333-132936

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Credit Suisse

(Exact Name of Registrant as Specified in Its Charter)

Canton of Zurich, Switzerland

(State of Incorporation or Organization)

13-5015677

(I.R.S. Employer Identification No.)

Paradeplatz 8

CH 8070 Zurich, Switzerland

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
(i) ELEMENTS due April 10, 2023 Linked to the MLCX Gold Index – Total Return (ii) ELEMENTS due April 10, 2023 Linked to the MLCX Livestock Index – Total Return	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-132936

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” in the Registrant’s Prospectus dated March 29, 2007 included in the Registration Statement on Form F-3 as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (Registration No. 333-132936) (the “Prospectus”), and the information under the heading “Description of the Notes” in the Registrant’s Prospectus Supplement dated March 24, 2008 as filed with the Commission on March 24, 2008 pursuant to Rule 424(b)(2) under the Securities Act (the “Prospectus Supplement”).  Reference is also made to the descriptions of the securities contained in the final Pricing Supplements dated April 2, 2008 and April 1, 2008, respectively, as filed with the Commission on April 3, 2008 pursuant to Rule 424(b) under the Securities Act, which contain the final terms of the securities and are incorporated herein by reference (the “Pricing Supplements”).

Item 2.  Exhibits.

Exhibit No.	Exhibit Description

4.1

Form of Senior Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 4.44 to the Registrant’s Registration Statement on Form F-3 filed on March 29, 2007 (Registration No. 333-132936)).

4.2	Form of Senior Debt Security of Credit Suisse (incorporated by reference to Exhibit 4.46 to the Registrant’s Registration Statement on Form F-3 filed on March 29, 2007 (Registration No. 333-132936)).

4.3

Prospectus, Prospectus Supplement and Pricing Supplements (incorporated by reference to the extent provided above by reference to the Registration Statement on Form F-3 filed on March 29, 2007 (Registration No. 333-132936) and the Registrant’s filings under Rule 424(b), filed on March 24, 2008 and April 3, 2008).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 31, 2008	CREDIT SUISSE

By: /s/ Grace Koo
	Name:	Grace Koo
	Title:	Authorized Signatory

CREDIT SUISSE

By: /s/ Sharon O’Connor
	Name:	Sharon O’Connor
	Title:	Authorized Signatory